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                                                                    EXHIBIT 4.11

                                AFFILIATE LETTER

ATS Medical, Inc.
3905 Annapolis Lane #105
Minneapolis, Minnesota 55447


Ladies and Gentlemen:

         The undersigned officer and/or director of 3F Therapeutics, Inc., a Delaware corporation (the "Company"), has been advised that the undersigned may be deemed to be an "affiliate" of the Company, as that term is used in paragraphs (c) and (d) of Rule 145 promulgated under the Securities Act of 1933, as amended (the "Securities Act") (such rule, as amended or replaced by any successor rule, referred to herein as "Rule 145"). Pursuant to the terms of the Agreement and Plan of Merger dated January 23, 2006 (the "Merger Agreement"), among ATS Medical, Inc., a Minnesota corporation ("Parent"), Seabiscuit Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Subsidiary"), the Company and the Stockholder Representative (as therein defined), Merger Subsidiary will be merged with and into the Company (the "Merger"). As a result of the Merger, the undersigned will be entitled to receive shares of common stock, par value $0.01 per share, of Parent ("Parent Common Stock") in exchange for the outstanding shares of (a) common stock, par value $0.001 per share ("Company Common Stock"), (b) Series A Preferred Stock, $.001 par value, (c) Series B Preferred Stock, $.001 par value, (d) Series C Preferred Stock, $.001 par value, (e) Series D Preferred Stock, $.001 par value, and/or (f) Series E Preferred Stock, $.001 par value (all of which shares of such preferred stock shall be converted into shares of Company Common Stock prior to the closing of the Merger), of the Company owned by the undersigned as provided in the Merger Agreement.

         The undersigned (referred to herein as "Affiliate") represents, warrants and agrees to and with Parent as follows:

         (1) Affiliate has been advised that the issuance of the Parent Common Stock, if any, to Affiliate pursuant to the Merger is being registered with the Securities and Exchange Commission (the "SEC") under the Securities Act and the rules and regulations promulgated thereunder on a Registration Statement on Form S-4. However, Affiliate has also been advised that, because Affiliate may be deemed to be an "affiliate" of the Company (as that term is used in paragraphs
(c) and (d) of Rule 145), any sale, transfer or other disposition by Affiliate of any Parent Common Stock issued pursuant to the Merger will, under law, require (a) registration under the Securities Act of the Parent Common Stock to be sold, transferred, or otherwise disposed of, (b) compliance with Rule 145, or
(c) the availability of another exemption from such registration.

         (2) Affiliate will not offer to sell, sell, transfer or otherwise dispose of any Parent Common Stock issued pursuant to the Merger except pursuant to an effective registration statement or in compliance with Rule 145 or another exemption from the registration



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requirements of the Securities Act (the compliance with Rule 145 or the availability of such other exemption to be established by Affiliate to the reasonable satisfaction of Parent's counsel).

         (3) Affiliate consents to the placement of a stop transfer order with Parent's stock transfer agent and registrar, and to the placement of the following legend on certificates representing the Parent Common Stock issued or to be issued to Affiliate:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN COMPLIANCE WITH AN AFFILIATE'S LETTER FROM THE UNDERSIGNED TO ATS MEDICAL, INC., AND IN COMPLIANCE WITH RULE 145 OF THE SECURITIES ACT OF 1933 OR ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

         (4) Affiliate has carefully read this letter and has discussed with counsel for Affiliate or counsel for the Company, to the extent Affiliate felt necessary, the requirements of this letter and other applicable limitations on the ability of Affiliate to sell, transfer or otherwise dispose of Parent Common Stock.

         (5) The undersigned acknowledges that in addition to the restrictions set forth herein, the undersigned has also entered into a Share Transfer Restriction Agreement, of even date herewith, with Parent, which agreement contains additional restrictions upon the transfer by the undersigned of Parent Common Stock received in connection with the Merger.

         By Parent's acceptance of this letter, Parent hereby agrees with Affiliate as follows:

         (A) For so long as and to the extent necessary to permit Affiliate to sell Parent Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, and to enable Affiliate to sell Parent Common Stock pursuant to the restrictions set forth in paragraph 1 and 2 above, Parent shall use its reasonable efforts to timely file all reports required to be filed with the SEC by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Parent hereby represents to Affiliate that it has filed all reports required to be filed with the SEC under Section 13 of the 1934 Act during the preceding 12 months.

         (B) It is understood and agreed that certificates bearing the legend set forth in paragraph 3 above will, within a reasonable period of time following written request therefor by Affiliate, be substituted by delivery of certificates without such legend if
               (i) one year shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have





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               elapsed from the date the undersigned acquired the Parent Common
               Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, (iii) Parent has received either an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned or (iv) the transfer by the undersigned of the shares represented thereby has been registered under the Securities Act or is a transfer made in conformity with the provisions of Rule 145. The stop transfer orders referred to in paragraph 3 above shall also be removed under any of the circumstances described in the preceding sentence.

         (C) Nothing herein is intended to add to or subtract from, or otherwise restrict the sale of any shares of Parent Common Stock by the undersigned in a manner inconsistent with, the transfer restrictions, if any, imposed upon the undersigned and such shares under the Merger Agreement.

                  [Remainder of Page Intentionally Left Blank]




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                                        Very truly yours,



                                        ----------------------------------------
                                        (Signature)


                                        ----------------------------------------
                                        (Name - please print)



                                       3F THERAPEUTICS, INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:









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                                   Acceptance


         ATS Medical, Inc. ("Parent") hereby accepts the foregoing Affiliate's Letter delivered pursuant to the Agreement and Plan of Merger dated January 23, 2006, by and among Parent, Seabiscuit Acquisition Corp., 3F Therapeutics, Inc. and the Stockholder Representative.


                                      ATS MEDICAL, INC.


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title: